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EXHIBIT 23.1            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Security Capital Corporation:

     We consent to incorporation by reference in the registration statement (No. 33-79468) on Form S-8 of Security Capital Corporation of our report dated July 15, 1997, relating to the consolidated statements of financial condition of Security Capital Corporation and Subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of Security Capital Corporation



                                                           KPMG PEAT MARWICK LLP




Milwaukee, Wisconsin
September 25, 1997



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